Exhibit 99.2


             Motient Corporation to Commence Trading on the NASDAQ

Reston, VA, June 14, 2007 - Motient Corporation (Pink Sheets - MNCP.PK), controlling shareholder of TerreStar Networks Inc. and TerreStar Global Ltd., today announced that NASDAQ has accepted its application to trade Motient's Common Stock on the NASDAQ Global Market. The shares are expected to commence trading on the NASDAQ Global Market on Wednesday, June 20, 2007, under the ticker symbol "MNCP."

About Motient Corporation

Motient is the controlling shareholder of TerreStar Networks Inc. and TerreStar Global Ltd., and a shareholder of SkyTerra Communications and Mobile Satellite Ventures LP. For additional information on Motient, please visit the company's website at www.motient.com.

About TerreStar Networks Inc.

TerreStar (www.terrestar.com), a majority owned subsidiary of Motient Corporation, plans to build, own and operate North America's first 4G integrated mobile satellite and terrestrial communications network that will provide universal access and tailored applications throughout North America over conventional wireless devices. TerreStar expects to be the first to offer customer-designed products and applications over a fully optimized 4G IP network.

About TerreStar Global Ltd.

TerreStar Global Ltd., a majority owned subsidiary of Motient Corporation
(MNCP), plans to build, own and operate the first next-generation mobile satellite integrated with terrestrial communications networks that will provide universal access and tailored applications throughout Europe over conventional wireless devices. TerreStar expects to offer customer-designed products and applications over a fully optimized 4G IP network.

Statement under the Private Securities Litigation Reform Act

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the strategy of Motient, its plans, and the transactions described in this press release. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms in connection with future results. Motient assumes no obligation to update or supplement such forward-looking statements.

For more information:

Motient Investor Contact
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Robert Siegel
Motient Corporation
703-483-7802
robert.siegel@terrestar.com
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Motient Media Relations
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Andrew Krejci
TerreStar Networks Inc.
703.483.7856
andrew.krejci@terrestar.com
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